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                                                                       EXHIBIT E


                             JOINT FILING AGREEMENT
                             AND POWER OF ATTORNEY


     This Joint Filing Agreement and Power of Attorney (this "Agreement") dated as of the 1st day of July, 1997, is by and between the undersigned parties.

     1.  Joint Filing.  In accordance with Rule 13d-1(f) under the Securities
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Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock of T/SF Communications Corporation, a Delaware corporation, and further agree that this Agreement be included as an exhibit to such joint filing (including amendments thereto). Each of the persons named below acknowledges that the information contained in the statement on Schedule 13D (including amendments thereto) respecting such person is complete and accurate in all material respects and that such person does not know and has no reason to believe that the information respecting any other person named below is inaccurate.

     2.  Power of Attorney.  Each of the undersigned does hereby make,
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constitute and appoint each of Howard G. Barnett, Jr., Robert E. Craine, Jr., and J. Gary Mourton, and each of them, severally, its, his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, to execute in its, his or her name, place and stead, and file with the Securities and Exchange Commission on its, his or her behalf, any schedules or reports (including all amendments thereto) made by or on behalf of the undersigned pursuant to Sections 13(d), 13(f) and 13(g) of the Securities Exchange Act of 1934, as amended, relating to the common stock of T/SF Communications Corporation. Each of such attorneys (and any substitute or substitutes named by any of them) shall have full power and authority to do and perform in the name and on behalf of each of the undersigned in any and all capacities, every act whatsoever necessary or desirable to be done on the premises as fully and to all intents and purposes as the undersigned might or could do in person, each of the undersigned hereby ratifying and approving the acts of each of such attorneys and any substitute or substitutes therefor.

     3.  Counterparts.  This Agreement may be executed in any number of
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counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.
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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


/s/ Howard G. Barnett, Jr.                /s/ Robert E. Craine, Jr.
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Howard G. Barnett, Jr.                    Robert E. Craine, Jr.


/s/ J. Gary Mourton                       /s/ Stuart P. Honeybone
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J. Gary Mourton                           Stuart P. Honeybone


/s/ Billie T. Barnett                     /s/ Howard G. Barnett, Sr.
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Billie T. Barnett                         Howard G. Barnett, Sr.


/s/ Florence Lloyd Jones Barnett          /s/ Jenkin Lloyd Jones Sr.
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Florence Lloyd Jones Barnett              Jenkin Lloyd Jones Sr.


/s/ Jenkin Lloyd Jones Jr.                /s/ Martin A. Vaughan
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Jenkin Lloyd Jones Jr.                    Martin A. Vaughan


/s/ Robert J. Swab                        /s/ David Lloyd Jones
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Robert J. Swab                            David Lloyd Jones

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